                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  KNOLL, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Delaware                                      13-3873847
---------------------------------                  --------------------------
(State of incorporation or                          (I.R.S. Employer
organization)                                       Identification No.)

1235 Water Street
East Greenville, Pennsylvania                               18041
---------------------------------                  --------------------------
(Address of principal                                    (Zip Code)
executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class        Name of each exchange on which
     to be so registered        each class is to be registered
     -------------------        ------------------------------

Common Stock, par value         New York Stock Exchange, Inc.
$.01 per share

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

                               Page 1 of 4 Pages

Item 1.    Description of Registrant's Securities to be Registered.

           Reference is made to the information set forth under the caption "Description of Capital Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-23399) as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Securities Act") on March 14, 1997, as amended by Amendment No. 1 to the Registration Statement filed on April 18, 1997, which is incorporated herein by reference.


Item 2.    Exhibits.

           (a) No exhibits are being filed with the Commission.

           (b) The following exhibits are to be filed with the New York Stock Exchange, Inc. only:

           1.1 Annual Report on 10-K of the Registrant for the fiscal year ended December 31, 1996.

           1.2 Annual Report on 10-K/A-1 of the Registrant for the fiscal year ended December 31, 1996.

           4.1  Restated Certificate of Incorporation of the Registrant.

           4.2 Certificate of Ownership and Merger Merging Knoll, Inc. With And Into T.K.G. Acquisition Corp.

           4.3  Amended and Restated By-Laws of the Registrant.

          *5 Specimen copy of certificate of common stock, par value $.01 per share, of the Registrant.

          *     To be filed by amendment.

                               Page 2 of 4 Pages

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    KNOLL, INC.



Dated:  April 18, 1997          By: /s/ Burton B. Staniar
                                    --------------------------------
                                    Name:   Burton B. Staniar
                                    Title:  Chairman of the Board

                               Page 3 of 4 Pages

                                 EXHIBIT INDEX


Exhibit
Number         Description
-------        -----------

  1.1 Annual Report on 10-K of the Registrant for the fiscal year ended December 31, 1996.

  1.2 Annual Report on 10-K/A-1 of the Registrant for the fiscal year ended December 31, 1996.

  4.1          Restated Certificate of Incorporation of the Registrant

  4.2 Certificate of Ownership and Merger merging Knoll, Inc. with and into T.K.G. Acquisition Corp.

  4.3          Amended and Restated By-Laws of the Registrant.

 *5 Specimen copy of certificate of common stock, par value $.01 per share, of the Registrant.

 *             To be filed by amendment.

                               Page 4 of 4 Pages